SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 13, 2004

A. O. Smith Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 245008, Milwaukee, Wisconsin 53224-9508
(Address of principal executive offices, including zip code)

(414) 359-4000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On July 13, 2004, A. O. Smith Corporation (“the Company”) issued a news release declaring an increased quarterly dividend and announcing judgment in the dip tube trial. A copy of the Company’s news release is attached as Exhibit 99 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

99 News Release of A. O. Smith Corporation, dated July 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION
Date: July 13, 2004	By: /s/ W. David Romoser
W. David Romoser
Vice President, General Counsel
and Secretary

A. O. Smith Corporation

Exhibit Index to Current Report on Form 8-K Dated July 13, 2004

Exhibit
Number	Description
(99)	News Release of A. O. Smith Corporation, dated July 13, 2004

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